SENECA FOODS CORPORATION
                             3736 South Main Street
                             Marion, New York 14505


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of the shareholders of SENECA FOODS CORPORATION will be held at 3732 South Main Street, Marion, New York, on Friday, August 8, 2003, at 1:00 p.m., Eastern Daylight Savings Time, for the following purposes:

     1. To elect two directors to serve until the Annual Meeting of shareholders in 2006 and until their successors are duly elected and shall qualify.

     2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2004.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Accompanying this notice is a form of proxy and Proxy Statement. If you are unable to be present in person at the Meeting, please sign the enclosed form of proxy and return it in the enclosed envelope. If you attend the Meeting and vote personally, the proxy will not be used. Only shareholders of record at the close of business on June 13, 2003, will be entitled to vote at the Meeting and any adjournment thereof. The prompt return of your proxy will save the expense of further communications.

     A copy of the Annual Report for the fiscal year ended March 31, 2003, also accompanies this Notice.

                                            By order of the Board of Directors,



                                            JEFFREY L. VAN RIPER
                                            Secretary

DATED:     Marion, New York
           June 24, 2003


IT IS IMPORTANT THAT THE ENCLOSED PROXY BALLOT BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.



                                 PROXY STATEMENT

                      FOR ANNUAL MEETING OF SHAREHOLDERS OF

                            SENECA FOODS CORPORATION
                            ________________________

                         Date of Mailing: June 24, 2003

                 Annual Meeting of Shareholders: August 8, 2003


     The enclosed proxy is solicited by the Board of Directors of Seneca Foods Corporation (hereinafter called the "Company"). Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy. The signing of the form of proxy will not preclude the shareholder from attending the Annual Meeting (the "Meeting") and voting in person. Shares represented by proxy will be voted in accordance with the directions of the shareholder. The directors of the Company know of no matters to come before the meeting other than those set forth in this Proxy Statement. In the event any other matter may properly be brought before the meeting, the proxy holders will vote the proxies in their discretion on such matter. If no choices are specified on the proxy, the proxy will be voted FOR the proposals discussed in this Proxy Statement.

     All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

     Only record holders of the voting stock at the close of business on June 13, 2003 (the "Record Date") are entitled to vote at the Meeting. On that day the following shares were issued and outstanding: (i) 3,911,480 shares of Class A common stock, $0.25 par value per share ("Class A Common Stock"); (ii) 2,764,005 shares of Class B common stock, $0.25 par value per share ("Class B Common Stock", and together with the Class A Common Stock, sometimes collectively referred to as the "Common Stock"); (iii) 200,000 shares of Six Percent (6%) Cumulative Voting Preferred Stock, $0.25 par value per share ("6% Preferred Stock"); (iv) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $0.025 stated value per share ("10% Series A Preferred Stock"); (v) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $0.025 stated value per share ("10% Series B
Preferred Stock"); and (vi) 3,482,496 shares of Convertible Participating Preferred Stock with $0.025 par value per share (the "Convertible Participating Preferred Stock"). The shares of Class B Common Stock, 10% Series A Preferred Stock, and 10% Series B Preferred Stock are entitled to one vote per share on all matters submitted to the Company's shareholders. The shares of Class A Common Stock are entitled to one-twentieth (1/20) of one vote per share on all matters submitted to the Company's shareholders. The shares of 6% Preferred Stock are entitled to one vote per share, but only with respect to the election of directors. The shares of Convertible Participating Preferred Stock are not currently entitled to vote on matters submitted to shareholders (other than as required by law); however, these shares are convertible on a share-for-share basis into shares of Class A Common Stock, which are entitled to one-twentieth (1/20) of one vote per share.

     At the Meeting, shareholders of the Company will consider and vote upon the following matters:

     (1)  To  elect  two  directors  to  serve  until  the  Annual   Meeting  of
shareholders in 2006 and until each of their successors is duly elected and shall qualify.

     (2) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2004.

     (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors of the Company unanimously recommends a vote FOR each of the items set forth above.

                                   PROPOSAL 1


ELECTION OF DIRECTORS

     Under the By-Laws of the Company, its Board of Directors is divided into three classes, as equal in number as possible, having staggered terms of three years each. At this annual meeting two directors will be elected to serve until the annual meeting in 2006 and until their successors are duly elected and shall qualify.

     Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary as provided therein, the enclosed Proxy will be voted FOR the election of the two nominees listed below. The Board of Directors has reduced the total number of directors from nine to eight, therefore, only two directors are being nominated for this meeting.

     Although the directors do not contemplate that any of the nominees will be unable to serve, should such a situation arise, the Proxy may be voted for the election of other persons as directors. Each nominee, to be elected as a director, must receive the affirmative vote of a plurality of the votes cast at the Meeting by the shareholders entitled to vote thereon.

     The following table sets forth certain information with respect to the nominees for election as directors and directors whose terms continue beyond the meeting:

                                                                                             Served as
                                                                                             Director
Nominee                    Principal Occupation for Past Five Years (1)                Age   Since
-------                    ----------------------------------------                    ---   ----------
                           Nominees Standing for Election
                           ------------------------------
To serve  until the  annual  meeting  of  shareholders  in 2006 and until  their successors are duly elected and shall qualify:


Arthur H. Baer (7)         President of Hudson Valley Publishing since January          56      1998
                           2003 and 1998 to 1999; President Arrow Electronics from
                           2000 to 2002; President of XYAN Inc. from 1996 to 1998.

Kraig H. Kayser            President and Chief Executive Officer of the Company. (5)    42      1985


                           Directors Whose Terms Expire in 2004
                           ------------------------------------

Andrew M. Boas (4)         General Partner of Carl Marks Management                     48      1998
                           Company, L.P. (merchant banking firm); President of Carl Marks
                           Offshore Management, Inc. since 1994; Vice President of
                           CM Capital; Vice President of Carl Marks
                           & Co., Inc. (6)

Douglas F. Brush           Chairman and Chief Executive Officer of                      49      2001
                           John D. Brush & Company, Inc., (manufacturer of safes)
                           Rochester, New York.

Susan W. Stuart (3)        Marketing Consultant, Fairfield, Connecticut.                48      1986


                           Directors Whose Terms Expire in 2005
                           ------------------------------------

Robert T. Brady            Chairman and Chief Executive Officer of Moog Inc.,          62      1989
                           East Aurora, New York (manufacturer of control
                           systems). (2)

G. Brymer Humphreys        President, Humphreys Farm Inc.,                             62      1983
                           New Hartford, New York.

Arthur S. Wolcott (3)      Chairman of the Company.                                    77      1949



(1)      Unless otherwise indicated, each nominee has had the same principal occupation for at least the past five years.
(2)      Mr. Brady is also a director of the following publicly-held companies: Astronics Corporation,
         M & T Bank Corporation, Moog Inc. and National Fuel Gas Corp.
(3)      Susan W. Stuart and Arthur S. Wolcott are daughter and father.
(4)      Messrs.  Boas and Baer were  nominated  to the  Company's  Board of  Directors  pursuant  to the terms of a Stock  Purchase
         Agreement  dated as of June 22,  1998,  by and  between  the Company and Carl Marks  Strategic  Investments,  L.P.  and
         related entities  (collectively the "Investors").  Certain substantial  shareholders of the Company have agreed to vote their shares in favor of Messrs.  Boas and Baer. This voting  arrangement  will continue in effect until the Investors, in the aggregate,  own less than 10% of the outstanding Class A Common Stock (assuming conversion of the Convertible
         Participating Preferred Stock).
(5)      Mr. Kayser is also a director of the following publicly held company:  Moog Inc.
(6)      Mr. Boas is also a director of the following publicly held company:  Thousand Trails, Inc.
(7)      Mr. Baer is also a director of the following publicly held company:  Thousand Trails, Inc.


OWNERSHIP OF SECURITIES

     Ownership by Management. The following table sets forth certain information with respect to beneficial ownership of the Company's outstanding Class A Common Stock, Class B Common Stock, 6% Preferred Stock, 10% Series A Preferred Stock, 10% Series B Preferred Stock, and Convertible Participating Preferred Stock by each nominee and director and by all directors, nominees and officers as a group as of April 1, 2003. ("Beneficial ownership" for these purposes is determined in accordance with applicable Securities and Exchange Commission ["SEC"] rules and includes shares over which a person has sole or shared voting power or investment power):

                                                                       Shares (1)
                                                                    Beneficially           Percent
Nominees for Election               Title of Class                      Owned             of Class
---------------------               --------------                  ------------          --------

Arthur H. Baer                      Class B Common Stock                 2,000                  -(3)

Kraig H. Kayser                     Class A Common Stock (10)          219,158                5.60
                                    Class B Common Stock (11)          449,264               16.25
                                    6% Preferred Stock (12)              8,000                4.00
                                    10% Series A Preferred Stock (13)  173,812               42.68
                                    10% Series B Preferred Stock (14)  165,080               41.27


                                                                          Shares (1)
Directors Whose Terms                                                  Beneficially         Percent
    do not Expire                   Title of Class                         Owned           of Class
---------------------               --------------                     -------------       --------

Andrew M. Boas                      Class A Common Stock                70,642               1.81 %
                                    Class B Common Stock                70,642               2.56
                                    Convertible Participating
                                      Preferred Stock (9)            2,995,736              86.02

Douglas F. Brush                    Class B Common Stock                   770                  -(3)

Susan W. Stuart                     Class A Common Stock (15)          158,568               4.05
                                    Class B Common Stock (16)          395,322              14.30
                                    6% Preferred Stock                  25,296              12.65

Robert T. Brady                                                              -(2)               -(3)


G. Brymer Humphreys                 Class A Common Stock                   800                  -(3)
                                    Class B Common Stock                   800                  -(3)
                                    Convertible Participating
                                      Preferred Stock                      400                  -(3)

Arthur S. Wolcott                   Class A Common Stock (4)           172,024                4.40
                                    Class B Common Stock (5)           309,647               11.20
                                    6% Preferred Stock (6)              32,844               16.42
                                    10% Series A Preferred Stock (7)   212,840               52.26
                                    10% Series B Preferred Stock (8)   212,200               53.05

                                                                          Shares (1)
Director Whose Term                                                    Beneficially           Percent
     Expires                        Title of Class                         Owned             of Class
-------------------                 --------------                     -------------         --------

Edward O. Gaylord                   Class A Common Stock                 4,544                  -(3)
                                    Class B Common Stock                 4,544                  -(3)


Other Named Officers:
Philip G. Paras                                                              -                  -(3)


All directors, nominees             Class A Common Stock (18)          404,735              10.19
and named officers as a group (17)  Class B Common Stock (19)          597,740              21.55
                                    6% Preferred Stock (20)             66,140              33.07
                                    10% Series A Preferred Stock (21)  386,652              94.94
                                    10% Series B Preferred Stock (22)  377,280              94.32
                                    Convertible Participating
                                      Preferred Stock (23)           2,996,136              86.03


(1)  Unless  otherwise  stated,  each person named in the table has sole voting and investment  power with respect to the shares indicated as beneficially  owned by that person.  No stock options are held by any of the named  individuals or the group.  The holdings  of Class A Common  Stock and Class B Common  Stock  listed in the table do not  include  the shares  obtainable  upon conversion  of the 10% Series A Preferred  Stock and the 10% Series B Preferred  Stock,  which are currently  convertible  into
     Class A Common  Stock and Class B Common  Stock on the basis of 20 and 30  preferred  shares,  respectively,  for each share of
     Common Stock.  The holdings of Class A Common Stock do not include the shares  obtainable  upon  conversion of the  Convertible
     Participating Preferred Stock, which is currently convertible into shares of Class A Common Stock on a one-for-one basis.

(2)  Does not include 300 shares of Class A Common  Stock and 300 shares of Class B Common Stock owned by Mr.  Brady's  children as to which Mr. Brady disclaims beneficial ownership.

(3)  Less than 1.0%.

(4)  The shares in the table include (i) 31,299 shares of Class A Common Stock held by Mr.  Wolcott's  wife,  (ii) 76,936 shares held by the Seneca Foods Foundation (the  "Foundation"),  of which Mr. Wolcott is a Director.  The shares reported in the table do not include (i) 309,594 shares of Class A Common Stock held directly by Mr. and Mrs. Wolcott's  offspring and their families
     (including  Susan W.  Stuart),  or (ii) 299,433  shares held by Seneca  Foods  Corporation  Employee  Savings Plan (the "401(k)
     Plan"),  over which the Company's  officers may be deemed to have shared voting and  investment  power.  Mr. Wolcott has shared voting and investment power with respect to the shares held by the Foundation.  He disclaims  beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

(5)  The shares in the table include (i) 13,673 shares of Class B Common Stock held by Mr.  Wolcott's  wife, (ii) 207,376 shares held by the Pension  Plan,  of which Mr.  Wolcott is a trustee and (iii)  74,924  shares held by the  Foundation,  of which Mr.
     Wolcott is a director.  The shares in the table do not include (i) 438,396  shares of Class B Common Stock held directly by Mr.
     and Mrs.  Wolcott's  offspring and their  families  (including  Susan W. Stuart) or (ii) 25,349 shares held by the 401(k) Plan.
     Mr. Wolcott has shared voting and investment  power with respect to the shares held by the Pension Plan and the Foundation.  He disclaims  beneficial  ownership  with respect to the shares held by his wife,  his offspring and their families and the 401(k)
     Plan.

(6)  Does not include 101,176 shares of 6% Preferred Stock held directly by Mr. and Mrs.  Wolcott's  offspring  (including Susan
     W. Stuart), as to which Mr. Wolcott disclaims beneficial ownership.

(7)  These shares are convertible into 10,642 shares of Class A Common Stock and 10,642 shares of Class B Common Stock.

(8)  These shares are convertible into 7,073 shares of Class A Common Stock and 7,073 shares of Class B Common Stock.

(9)  These  shares  are  convertible  on a  share-for-share  basis  into  2,995,736  shares  of Class A Common  Stock.  Includes
     2,995,736 shares of Convertible  Participating  Preferred Stock owned by Investors,  as to which Mr. Boas disclaims  beneficial ownership.  Does not  include  251,520  shares of  Convertible  Participating  Preferred  Stock  owned by Edwin Marks which are related  to the  Investors  via  common  ownership  in  certain  entities  and family  relationships  and which  sometimes  are collectively  referred to as the "Related Marks  Shareholders".  Mr. Boas disclaims  beneficial ownership of the stock owned by the Related Marks Shareholders.

(10) Mr.  Kayser has sole voting and  investment  power over 58,928  shares of Class A Common Stock owned by him and sole voting but no  investment  power over 8,150  shares  owned by his  siblings  and their  children,  which are subject to a voting trust agreement of which Mr. Kayser is a trustee.  Mr. Kayser has shared  voting and  investment  power with respect to 75,144 shares held in two  trusts  of  which he is a  co-trustee  and in  which  he and  members  of his  family  are  beneficiaries.  Robert
     Oppenheimer  of Rochester,  New York is the other  co-trustee of the trusts.  The shares  reported in the table include  76,936 shares held by the  Foundation,  of which Mr. Kayser is a Director.  The shares reported in the table do not include (i) 14,902 shares owned by Mr. Kayser's mother,  (ii) 19,000 shares held in trust for Mr. Kayser's mother,  (iii) 7,942 shares held by Mr.
     Kayser's  brothers,  or (iv) 299,433  shares held by the 401(k) Plan,  over which the Company's  officers may be deemed to have shared voting and investment  power.  Mr. Kayser has shared voting and investment  power with respect to the shares held by the
     Foundation.  He disclaims  beneficial  ownership of the shares held by his mother and in trust for his mother,  the shares held by his brother and the shares held by the 401(k) Plan.

(11) Mr. Kayser has sole voting and  investment  power over 80,870 shares of Class B Common Stock he owns and sole voting but no investment power over 10,150 shares owned by his siblings and their children,  which are subject to a voting trust agreement of which Mr.  Kayser is a trustee.  Mr. Kayser has shared  voting and  investment  power with respect to 75,944 shares held in two trusts of which he is a  co-trustee  and in which he and  members  of his  family  are  beneficiaries.  Robert  Oppenheimer  of
     Rochester,  New York is the other  co-trustee  of the trusts.  The shares in the table  include (i) 207,376  shares held by the
     Pension  Plan,  of which Mr.  Kayser is a trustee  and (ii)  74,924  shares held by the  Foundation,  of which Mr.  Kayser is a director.  The shares in the table do not include (i) 14,912 shares owned by Mr.  Kayser's  mother,  or (ii) 19,000 shares held in trust for Mr.  Kayser's  mother,  and (iii)  25,349  shares  held by the 401(k)  Plan.  Mr.  Kayser  has  shared  voting and investment power with respect to the shares held by the PAYSOP,  the Pension Plan and the Foundation.  He disclaims  beneficial ownership of the shares held by his mother and in trust for his mother and the shares held by the 401(k) Plan.

(12) Does not include  27,536  shares of 6% Preferred  Stock held by Mr.  Kayser's  brother,  as to which Mr.  Kayser  disclaims beneficial ownership.  See also the table in "Principal Owners of Voting Stock".

(13) Mr. Kayser has shared voting and investment power with respect to 141,644  shares of 10% Series A  Preferred  Stock held in two trusts  described in notes 10 and 11 above.  The total  173,812  shares of 10% Series A Preferred  Stock are  convertible  into
     8,690 shares of Class A Common Stock and 8,690 shares of Class B Common Stock.

(14) Mr. Kayser has shared voting and investment  power with respect to 165,080  shares of 10% Series B Preferred  Stock held in two trusts  described in notes 10 and 11 above.  The total 165,080 shares of 10% Series B Preferred Stock are convertible  into
     5,502 shares of Class A Common Stock and 5,502 shares of Class B Common Stock.


(15) The shares in the table  include  (i) 12,616  shares of Class A Common  Stock held by Ms.  Stuart's  husband,  (ii)  11,802 shares owned by her sister's  sons, of which Ms. Stuart is the trustee,  (iii) 76,936 shares held by the  Foundation,  of which
     Ms. Stuart is a trustee.  Ms. Stuart has shared voting and  investment  power with respect to the shares held by the Foundation and sole  voting and  investment  power with  respect  to the shares  owned by her  sister's  sons.  She  disclaims  beneficial ownership of the shares held by her husband.

(16) The shares  reported in the table  include (i) 18,894  shares of Class B Common Stock held by Ms.  Stuart's  husband,  (ii)
     30,636 shares owned by her sister's  sons, of which Ms. Stuart is the trustee,  (iii) 207,376  shares held by the Pension Plan, of which Ms. Stuart is a trustee and (iv) 74,924 shares held by the Foundation,  of which Ms. Stuart is a director.  Ms. Stuart has shared voting and investment  power with respect to the shares held the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister's sons. She disclaims  beneficial  ownership of the shares held by her husband.

(17) Does not include  496,446  shares of Class A Common  Stock or 460,446  shares of Class B Common  Stock owned by the Related
     Marks Shareholders, as to which Andrew Boas disclaims beneficial ownership.  See note 9 above.

(18) See notes 2, 4, 7, 8, 9, 10, 15 and 17 above.

(19) See notes 2, 5, 7, 8, 11, 13 and 16 above.

(20) See notes 6 and 12 above.

(21) See notes 7 and 13 above.

(22) See notes 8 and 14 above.

(23) See note 9 above.

     Principal Owners of Voting Stock. The following table sets forth, as of April 1, 2003, certain information with respect to persons known by the Company to be the beneficial owners of more than five percent of the classes of stock. ("Beneficial ownership" for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power.) The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock. The holdings of Class A Common Stock listed in the table do not include the shares obtainable upon conversion of the Convertible Participating Preferred Stock, which is convertible into Class A Common Stock on a one-for-one basis.


                                                                Amount of Shares and Nature
                                                                  of Beneficial Ownership
                                                  ----------------------------------------------------
                                                   Sole Voting/   Shared Voting/
                          Name and Address of      Investment        Investment                Percent
Title of Class              Beneficial Owner        Power             Power           Total    of Class
--------------            -------------------      ------------   --------------      -----    --------

6% Preferred Stock        Arthur S. Wolcott (1)       32,844               --         32,844      16.42%

                          Kurt C. Kayser              27,536 (2)           --         27,536      13.77
                          Bradenton, Florida

                          Susan W. Stuart             25,296 (3)           --         25,296      12.65
                          Fairfield, Connecticut

                          Bruce S. Wolcott            25,296 (3)           --         25,296      12.65
                          Canandaigua, New York

                          Grace W. Wadell             25,292 (3)           --         25,292      12.65
                          Wayne, Pennsylvania

                          Mark S. Wolcott             25,292 (3)           --         25,292      12.65
                          Pittsford, New York

                          L. Jerome Wolcott, Jr.      15,222              --          15,222       7.61
                          Costa Mesa, California

                          Peter J. Wolcott            15,222 (3)            --         15,222       7.61
                          Bridgewater, Connecticut


10% Series A              Arthur S. Wolcott          212,840 (4)           --        212,840      52.26
Preferred Stock
                          Kraig H. Kayser (5)         32,168          141,644 (6)    173,812      42.68

                          Hannelore Wolcott-Bailey    20,588               --         20,588       5.06
                          Penn Yan, New York


10% Series B              Arthur S. Wolcott          212,200 (7)            --        212,200      53.05
Preferred Stock
                          Kraig H. Kayser                 --         165,080 (8)     165,080      41.27

                          Hannelore Wolcott-Bailey    22,720               --         22,720       5.68


Class A Common Stock(9)   Edwin S. Marks (10)        217,892          232,912 (11)    450,804     11.53%
                          Great Neck, New York

                          The Pillsbury Company (12)      --          346,570         346,570      8.86
                           General Mills, Inc.
                          Minneapolis, Minnesota

                          T. Rowe Price              307,000               --         307,000      7.85
                           Associates, Inc.
                          Baltimore, Maryland (17)

                          Franklin Advisory          266,600               --         266,600      6.82
                           Services, LLC (16)
                          San Mateo, California

                          Susan W. Stuart (15)        57,214          101,354         158,568      4.05

                          Kraig H. Kayser (13)        58,928          160,230         219,158      5.60

                          Arthur S. Wolcott (14)      63,789          108,235         172,024      4.40

Class B Common Stock      Susan W. Stuart             63,492          331,830 (21)    395,322     14.30

                          Kraig H. Kayser             80,870          368,394 (19)    449,264     16.25

                          Edwin S. Marks (10)        212,642          202,162 (18)    414,804     10.60

                          Arthur S. Wolcott           13,674          295,973 (20)    309,647     11.20

Convertible               Carl Marks Strategic     2,304,161               --       2,304,161     66.16
Participating Preferred    Investments, LP
Stock (22)                New York, New York

                          Carl Marks Strategic       691,575               --         691,575     19.86
                           Investments II, LP
                          New York, New York

                          Edwin S. Marks             145,000          106,520         251,520      7.22


(1)  Business address:  Suite 1010, 1605 Main Street, Sarasota, Florida 34236.

(2)  These shares are included in the shares described in note 13 to the table under the heading "Ownership by Management".

(3)  These shares are included in the shares described in note 6 to the table under the heading "Ownership by Management".

(4)  See note 7 to the table under the heading "Ownership by Management".

(5)  Business address: 3736 South Main Street, Marion, New York 14505.

(6)  See note 14 to the table under the heading "Ownership by Management".

(7)  See note 8 to the table under the heading "Ownership by Management".

(8)  See note 15 to the table under the heading "Ownership by Management".

(9)  Does not include  2,995,736  shares of  Convertible  Participating  Preferred  Stock held by the New  Investors,  which are convertible  on a  share-for-share  basis into  2,995,736  shares of Class A Common Stock.  Does not include  251,520 shares of
     Convertible Participating Preferred Stock held by the Related Marks Shareholders,  which are convertible into 251,520 shares of
     Class A Common  Stock.  See notes 12, 13, and 21 below.  See also notes 9 and 18 to the table under the heading  "Ownership  by
     Management."

(10) Based on a  statement  on  Schedule  13D filed by Edwin S. Marks with the SEC (as most  recently  amended in July 1998) and
     Form 4 filed with the SEC by Edwin S. Marks for March 2000.

(11) Edwin S. Marks shares  voting and  dispositive  power with respect to 232,912 of these shares with his wife and  daughters.
     He disclaims beneficial ownership of these shares.

(12) Based on a statement on Schedule 13D filed by The  Pillsbury  Company (now a subsidiary of General  Mills,  Inc.) and Grand
     Metropolitan with the SEC in March 1996.


(13) See note 11 to the table under the heading "Ownership by Management".

(14) See note 4 to the table under the heading "Ownership by Management".

(15) See note 16 to the table under the heading "Ownership by Management".

(16) Based on a statement on Schedule 13G filed with the SEC February 2003, by Franklin Advisory Services, Inc.

(17) These securities are owned by various individual and institutional investors,  which T. Rowe Price Associates,  Inc. (Price
     Associates)  serves as  investment  adviser  with power to direct  investments  and/or sole power to vote the  securities.  For purposes of the reporting  requirements of the Securities  Exchange Act of 1934,  Price Associates is deemed to be a beneficial owner of such  securities;  however,  Price  Associates  expressly  disclaims that it is, in fact, the beneficial owner of such securities.

(18) Edwin S. Marks shares  voting and  dispositive  power with  respect to 105,770 of these shares with his wife.  He disclaims beneficial ownership of his wife's shares.

(19) See note 12 to the table under the heading "--Ownership by Management."

(20) See note 5 to the table under the heading "--Ownership by Management."

(21) See note 17 to the table under the heading "--Ownership by Management."

(22) The shares of  Convertible  Participating  Preferred  Stock are not  currently  entitled  to vote on matters  submitted  to shareholders  (other than as required by law);  however,  these shares are  convertible  on a one-for-one  basis into shares of
     Class A Common Stock, which are entitled to one-twentieth (1/20) of one vote per share.


Information Concerning Operation Of The Board of Directors

     In order to facilitate the handling of various functions of the Board of Directors, the Board has appointed several committees including an Audit Committee, a Compensation Committee and a Nominating Committee.

     The members of the Audit Committee are Edward O. Gaylord (Chairman), Arthur
H. Baer, Robert T. Brady, Douglas F. Brush, G. Brymer Humphreys and Andrew M. Boas. The Audit Committee recommends to the full Board of Directors the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with management the scope and results of the Company's internal auditing procedures, reviews the independence of the auditors and any non-audit services provided by the auditors, reviews with the auditors and management the adequacy of the Company's system of internal accounting controls and makes inquiries into other matters within the scope of its duties.

     The Nominating  Committee consists of Arthur S. Wolcott (Chairman),  Robert
T. Brady, G. Brymer Humphreys and Andrew M. Boas. The Nominating Committee screens and selects nominees for vacancies in the Board of Directors as they occur. Consideration will be given to serious candidates for director who are recommended by shareholders of the Company. (Shareholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, 3736 South Main Street, Marion, New York 14505, and should include a statement setting forth the qualifications and experience of the proposed candidates and basis for nomination.)

     The Compensation Committee consists of Douglas F. Brush (Chairman),  Edward
O. Gaylord, Susan W. Stuart and Andrew M. Boas. The Compensation Committee establishes the level of compensation on an annual basis for all executive officers.

     During the fiscal year ended March 31, 2003, the Board of Directors had four meetings, the Audit Committee had three meetings, the Nominating Committee had one meeting and the Compensation Committee had one meeting. All directors who served during the entire fiscal year attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by any committee of the Board on which he or she served.

Certain Relationships and Related Transactions

     Humphreys Farms Inc. is a member of Pro Fac Cooperative whose largest customer is Birds Eye Foods, Inc., a processing and marketing company. During fiscal 2003, Humphreys Farms Inc., acting on behalf of Birds Eye Foods, Inc., delivered to the Company raw product with a total value (including crop, harvesting and trucking payments) of $119,834. G. Brymer Humphreys, a director of the Company, is President and a 23% shareholder of Humphreys Farms Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Act of 1934 requires that the Company's directors, officers and shareholders owning more than 10% of a registered class of equity securities of the Company file reports with the SEC within the first ten days of the month following any purchase or sale of shares in the Company. The Company is not aware that any from this group failed to make such filings in a timely manner during the past year.

EXECUTIVE OFFICERS

The following is a listing of the Company's executive officers:

                                                                                               Served as
                                                                                                 Officer
Officer                    Principal Occupation for Past Five Years (1)                 Age        Since
-------                    --------------------------------------------                 ---    ---------

Arthur S. Wolcott          See table under "Election of Directors".                       77     1949

Kraig H. Kayser            See table under "Election of Directors".                       42     1991

Philip G. Paras            Chief Financial Officer since March 31, 2000;                  42     1996
                           Vice President-Finance from 1996 to 2000 and Treasurer of
                           the Company since 1997.

Jeffrey L. Van Riper       Secretary and Controller of the Company.                       46     1986

Sarah S. Mortensen         Assistant Secretary of the Company.                            58     1986


(1)      Unless otherwise indicated, each officer has had the same principal occupation for at least the past five years.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to the Chief Executive Officer and to the most highly compensated executive officers whose compensation exceeded $100,000 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended March 31, 2003, 2002 and 2001.

  Name of Individual and          Fiscal             Annual Compensation
  Principal Position               Year             Salary           Bonus
  -----------------------         ------            ------           -----

  Arthur S. Wolcott                    2003            $ 391,406       $ 39,220
    Chairman and Director              2002              381,708             --
                                       2001              370,590             --

  Kraig H. Kayser                      2003            $ 330,392       $ 33,107
    President, Chief Executive         2002              322,206             --
    Officer and Director               2001              312,824             --



  Philip G. Paras                      2003            $ 100,829       $ 10,103
    Chief Financial Officer            2002                   --(1)          --
                                       2001                   --(1)          --


(1)  Compensation did not exceed $100,000 in 2002 or 2001.


Pension Benefits


     The executive officers of the Company are entitled to participate in the Pension Plan (referred to in this section as the "Plan"), which is for the benefit of all employees meeting certain eligibility requirements. Effective August 1, 1989, the Company amended the Plan to provide improved pension benefits under the Plan's Excess Formula. The Excess Formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant's average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant's average salary in excess of his compensation covered by Social Security.

     Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula. The Offset Formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit. Pursuant to changes required by the Tax Reform Act of 1986 the Company amended the Plan to cease further accruals under the Offset Formula as of July 31, 1989. Participants who were eligible to receive a benefit under the Offset Formula will receive the greater of their benefit determined under the Excess Formula or their benefit determined under the Offset Formula as of July 31, 1989. The maximum permitted annual retirement income under either formula is $160,000.

     The following table sets forth estimated annual retirement benefits payable at age 65 for participants in certain compensation and years of service classifications using the highest number obtainable under both formulas:



   Five Highest                                             ANNUAL BENEFITS
    Consecutive             -------------------------------------------------------------------------------
      Years
     Earnings                15 Years          20 Years         25 Years         30 Years          35 Years
   ------------              --------          --------         --------         --------          --------
        $90,000             $ 12,700          $ 16,900         $ 21,100         $ 25,400          $ 29,600
        120,000               18,100            24,100           30,100           36,200            43,200
        150,000               23,900            31,300           39,100           47,000            54,800
        180,000               31,400            38,500           48,400           57,800            67,400

     Under the Plan, Arthur S. Wolcott and Kraig H. Kayser have 54 years and 11 years of credited service, respectively. Their compensation during fiscal 2003 covered by the Plan was $391,406 for Mr. Wolcott and $330,392 for Mr. Kayser. The Internal Revenue Code limits the amount of compensation that can be taken into account in calculating retirement benefits (for 2003 the limit is $200,000).


Directors' Fees

     Effective August 1, 2001, the director's fee was increased from $1,000 to $1,500 per month. Any director who is also an officer of the Company receives no director fee.


Equity Compensation Plans

     No options were granted or exercised in the period from April 1, 2002, to the date of this Proxy Statement, nor were any unexpired options held at the latter date by any officer or director of the Company. The Company has no equity compensation plans, therefore, no table is necessary as described in item 201(d) of Regulation SK.


Profit Sharing Bonus Plan

     The Company has a Profit Sharing Bonus Plan for certain eligible employees of the Company ("Corporate Profit Sharing" for the officers and certain key Corporate employees and "Operating Unit Profit Sharing" for certain key Operating Unit employees). Under Corporate Profit Sharing, some or all of the Corporate Profit Sharing Pool (10% of the Corporate Bogey as defined below) will be paid only if Pre-Tax Profits (as defined) equal or exceed the Corporate Bogey. The bonuses will be distributed at the sole discretion of the Chief Executive Officer upon approval of such bonuses by the Compensation Committee of the Board of Directors. Under the Operating Unit Profit Sharing, the Operating Unit Profit Sharing pool (10% of Pre-Tax Profit less the Operating Unit Bogey as defined below) will be paid only if the Pre-Tax Profit of the Operating Unit equals or exceeds the Operating Unit Bogey. The bonuses will be distributed at the discretion of the Operating Unit President. For fiscal 2003 the Corporate Bogey will be equal to the greater of (i) five percent of the prior year's Consolidated Net Worth of the Company plus the Pillsbury Subordinated Note or
(ii) five percent plus the annual increase in the Consumer Price Index greater than five percent, times the prior year's Consolidated Net Worth of the Company. The Operating Unit Bogey will be an amount equal to the average gross assets employed by the Vegetable, Snack or Flight Operations for the preceding 12 months divided by the consolidated average gross assets of the Company for the same period multiplied by the Corporate Bogey. A total of $90,855 of bonuses related to the Corporate Plan were earned in 2003. No officers earned bonuses in 2002 or 2001 under the Profit Sharing Bonus Plan.


Compensation Committee Interlocks and Insider Participation

     Mr. Kayser (President and Chief Executive Officer) serves as Chairman of the Audit Committee, and up until recently, also served as a member of the Compensation Committee of Moog Inc. and as a director on its Board. Mr. Brady, who is the President and Chief Executive Officer of Moog Inc., serves as a director on the Company's Board. Since Mr. Kayser is no longer on Moog, Inc.'s Compensation Committee, there is no cross compensation committee relationship, Mr. Brady can be considered an independent director serving on the Audit Committee. Now, all members of the Audit Committee qualify as independent directors. Members of the Company's Compensation Committee are Douglas F. Brush (Chairman), Edward O. Gaylord, Susan W. Stuart and Andrew M. Boas.

Compensation Committee Report On Executive Compensation

     The Compensation Committee is responsible for providing overall guidance with respect to the Company's executive compensation programs. The goal of the Compensation Committee is to maintain a competitive compensation program in order to attract and retain well qualified management, to provide management with the incentive to accomplish the Company's financial and operating objectives and to link the interest of the Company's executive officers and management to the interests of its stockholders through bonuses tied to financial performance. The Compensation Committee is composed of four members and meets annually to review the Company's compensation programs, including executive salary administration and the profit sharing plan.

     The Compensation Committee believes that the Company's executives should be rewarded for their contributions to the Company's attaining annual financial goals, as set forth in the annual budget, which is subject to revision during the year, and their attaining annual individual objectives. The Company pays its executive officers two principal types of compensation: base salary and Corporate Profit Sharing plan, each of which is more fully described below.

     Base Salary - The Company has historically established the base salary of its executive officers on the basis of each executive officer's scope of responsibility, experience, individual performance and accountability within the Company. In that regard the Company reviews comparable salary and other compensation arrangements in similar businesses and companies of similar size to determine appropriate levels necessary to attract and retain top quality management.

     Profit Sharing Plan - To further align the interests of executive officers with those of the Company's shareholders, a significant component of an executive officer's total compensation arrangement is participation in the annual profit sharing plan. An executive is rewarded with a cash bonus equal to a percentage of the executive's base salary if the Pre-Tax Profit of the Company for that year equals or exceeds the Corporate Bogey (see "--Profit Sharing Bonus Plan").

     Performance Review - The general policies described above for the compensation of executive officers also apply to the compensation level approved by the Compensation Committee with respect to the 2002 compensation for the Chief Executive Officer. Based on the criteria outlined above, the Compensation Committee awarded to Kraig H. Kayser a base salary of $340,997 for the fiscal year 2004. The Compensation Committee recognized Mr. Kayser's leadership role in guiding the overall performance of the Company towards its desired strategic direction as well as managing costs.

Summary

     The Compensation Committee is committed to attracting, motivating and retaining executives who will help the Company meet the increasing challenges of the food processing industry. The Compensation Committee recognizes its responsibility to the Company's shareholders and intends to continue to
establish  and  implement   compensation   policies  that  are  consistent  with
competitive practice and are based on the Company's and the executives' performance.

     This report has been submitted by the Compensation Committee of the Company's Board of Directors:

Douglas F. Brush       Susan W. Stuart       Andrew M. Boas    Edward O. Gaylord

Audit Committee

     The Audit Committee's Report for 2003 follows.

                            Audit Committee's Report

     The Audit Committee of the Board of Directors, comprised of six outside directors, held three meetings during 2003. The Audit Committee operates under a written charter approved by the Board of Directors.

     The  Audit  Committee  met  with the  independent  public  accountants  and management to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Committee discussed with and received a letter from the independent public accountants confirming their independence. The independent public accountants had full access to the Committee, including regular meetings without management present. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K filing with the Securities and Exchange Commission. Mr. Gaylord is retiring after serving on the Board for 28 years. Mr. Baer is the proposed replacement as Chairman of the Audit Committee.

                                 Audit Committee


                                Edward O. Gaylord
                                    Chairman

                 Andrew M. Boas          G. Brymer Humphreys

                 Robert T. Brady         Douglas F. Brush

                                 Arthur H. Baer




     As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2003 by Deloitte & Touche LLP, the Company's independent public accountants, is compatible with maintaining the accountants' independence although no professional services were provided by Deloitte & Touche LLP during 2003. See the Ratification of Appointment of Independent Public Accountants on page 17.

     Fees for all services provided by Deloitte & Touche LLP for fiscal year 2003 are as follows:

     Audit Fees

     Amounts billed by Deloitte & Touche LLP related to the 2003 annual financial statement audit and reviews of quarterly financial statements filed on form 10-Q were approximately $106 thousand.

     Financial Information Systems Design and Implementation Fees

     No amounts were billed by Deloitte & Touche LLP in 2003 for financial information systems design and implementation services.

     All Other Fees

     No amounts were billed by Deloitte & Touche LLP in 2003 for other professional services.

Common Stock Performance Graph

     The following graph shows the cumulative, five-year total return for the Company's Common Stock compared with the NASDAQ Market Index (which includes the Company) and a peer group of companies (described below).

     Performance data assumes that $100.00 was invested on March 31, 1998, in the Company's Class B Common Stock, the NASDAQ Market, and the peer group. The data assumes the reinvestment of all cash dividends and the cash value of other distributions. Stock price performance shown in the graph is not necessarily indicative of future stock price performance.

                Comparison of Five Year Cumulative Total Return
        Seneca Foods Corporation, NASDAQ Composite Index and Peer Group


                        Seneca            Peer
       Year             Foods            Group            NASDAQ
       ----             ------           -----            ------

       1998                  100.00           100.00           100.00
       1999                   64.18            83.20           134.09
       2000                   67.16            80.14           249.11
       2001                   77.61            84.76           100.25
       2002                   85.67            83.33           100.53
       2003                  109.73            69.02            73.06


     The companies in the peer group presented in the graph above are H.J. Heinz Company, J.M. Smucker Company, Chiquita Brands International, Inc., Hain Food Group, Inc., and Dole Food Company, Inc.

     The Company currently is primarily a vegetable processor. Management wishes to include only vegetable processing companies in the peer group for the current year's performance graph. However, due to the fact that some of its competitors are not publicly traded or have less than five years of history as publicly traded companies, there was not enough data available on vegetable processing companies to form a peer group. Therefore, the former peer group companies were retained.




..
PROPOSAL 2

                      RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors through its Audit Committee has selected Deloitte & Touche LLP, independent public accountants, to act as auditors for the fiscal year ending March 31, 2004 Deloitte & Touche LLP has served as the Company's independent auditors for many years.

     It is anticipated that representatives of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Management recommends a vote FOR its proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 2004. Unless marked otherwise, proxies will be voted FOR this purpose.

                                    * * * * *


                        BROKER NON-VOTES AND ABSTENTIONS

     Broker non-votes will not be treated as votes cast or shares entitled to vote on matters as to which the applicable rules of national securities exchanges withhold the broker's authority to vote in the absence of direction from the beneficial owner.


                                VOTING OF PROXIES

     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices (including abstentions) are not indicated, the shares represented by all valid proxies received will be voted FOR the nominees for director named earlier in this Proxy Statement and FOR approval of Proposal 2 as described earlier in this Proxy Statement.

     Should any matter not described above be acted upon at the meeting, the persons named in the proxy will vote in accordance with their judgment. The Board knows of no other matters, which may be presented to the meeting.


                              SHAREHOLDER PROPOSALS

     Shareholder proposals must be received at the Company's offices no later than February 21, 2004, in order to be considered for inclusion in the Company's proxy materials for the 2004 Annual Meeting.


                                  MISCELLANEOUS

     To assure a quorum at the annual meeting (the holders of a majority of the stock entitled to vote thereat constitute a quorum), shareholders are requested to sign and return promptly the enclosed form of proxy in the envelope provided. A shareholder who has delivered a proxy may attend the meeting and, if he or she desires, vote in person at the meeting.

     The Audit Committee Charter was included in the 2002 Proxy Statement and is not included in this filing since it was not modified and only needs to be included once every three years as long as it is not changed.

                                           By order of the Board of Directors,


                                           JEFFREY L. VAN RIPER
                                           Secretary
DATED:     Marion, New York
           June 24, 2003



                            SENECA FOODS CORPORATION
                            3736 South Main Street
                            Marion, New York 14505

                                      PROXY

         FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 8, 2003

          The undersigned shareholder of SENECA FOODS CORPORATION (the "Company") hereby appoints and constitutes ARTHUR S. WOLCOTT and KRAIG H. KAYSER, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of shareholders of the Company to be held at 3732 South Main Street, Marion, New York, on Friday, August 8, 2003 at 1:00 pm., Eastern Daylight Savings Time, and any and all adjournments thereof (the "Meeting"), and to vote all shares of stock of the Company registered in the name of the undersigned and entitled to vote at the Meeting upon the matters set forth below:

                 MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1 AND FOR ITEM 2.

1. Election of Directors: Election of the three nominees listed below to serve until the annual meeting of shareholders in 2004 or until their successors are duly elected and shall qualify:

[ ]  FOR  all  nominees  listed  below  (except  as  marked  to  the contrary below);
[ ]  WITHHOLD   AUTHORITY   to   vote   for   all
     nominees listed below.

     INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his or her name in the list below:

             Arthur H. Baer, Kraig H. Kayser

2. Appointment of Auditors: Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2004:

                    [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

     The shares represented by this Proxy will be voted as directed by the shareholder. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ITEM 2.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                        Signature:______________________________


                                  ______________________________
                                  Joint owners should each sign.
                                  Executors, administrators, trustees,
                                  guardians and corporate officers should
                                  give their titles.

                        Dated:    _______________________________

                       (PLEASE SIGN AND RETURN PROMPTLY)